UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 27, 2008

STAAR Surgical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1911 Walker Ave, Monrovia, California		91016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-303-7902

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on November 27, 2008, the Company entered into Amendment No. 1 (the "Amendment") to the Executive Employment Agreement between the Company and Barry Caldwell, its President and Chief Executive Officer, dated November 27, 2007 the "Original Agreement"). The Original Agreement provides that if it is renewed, $100,000 of the annual compensation paid to Mr. Caldwell would be paid in the form of stock on, or as close as practicable to, the anniversary of the effective date of the Original Agreement (the "Renewal Date"). To accurately reflect the original intent of the Board of Directors (the "Board") and Mr. Caldwell, the Amendment modifies the Original Agreement so that all of Mr. Caldwell's annual base compensation is payable to him in cash, but that prior to any annual renewal of the Agreement Mr. Caldwell may elect to receive instead a portion of that compensation in the form of restricted stock to be priced on the date of election and issued on, or as soon as practicable after, the Renewal Date. The election to receive a portion of base compensation in stock is to be made on the date of the first regularly scheduled meeting of the Board of Directors following the Company's filing of its quarterly report on Form 10-Q for the third fiscal quarter.

At the regularly scheduled meeting of the Board of Directors and Compensation Committee (the "Committee") on November 14, 2008, the Board and the Committee approved the terms of the foregoing modification, and Mr. Caldwell elected to receive $100,000 (25%) of his base compensation in restricted shares of common stock during the annual renewal term of the Agreement commencing on the 2008 Renewal Date (November 27, 2008). The shares will vest in twelve equal installments during the renewal term. The Board and the Committee approved the issuance of restricted shares subject to Mr. Caldwell's continued service on the 2008 Renewal Date and subject to Mr. Caldwell and the Company having entered into the Amendment.

The foregoing summary is qualified in its entirety by the complete text of the Amendment, which is attached to this Report as Exhibit 10.70 and incorporated herein by this reference.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

December 3, 2008	By:	/s/Barry G. Caldwell

Name: Barry G. Caldwell
Title: President and Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.70	Amendment No. 1 to Executive Employment Agreement between the Company and Barry G. Caldwell dated November 27, 2008.